EXHIBIT 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Home Properties, Inc. on Form S-8 (No. 333-147933, No. 333-115573, 333-74050, and 333-12551) of our report, dated June 25, 2008, relating to the financial statements of Home Properties Retirement Savings Plan, which appears in this Annual Report on Form 11-K.

Respectfully Submitted,

/s/ Insero & Company CPAs, P.C.

Insero & Company CPAs, P.C.
Certified Public Accountants

Rochester, New York
June 25, 2008